Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 30, 2014

among

Dune Energy, Inc.,

as Borrower,

Bank of Montreal,

as Administrative Agent,

CIT Capital Securities LLC,

as Syndication Agent,

and

The Guarantors and Lenders Party Hereto

BMO Capital Markets Corp.

Sole Lead Arranger and Sole Bookrunner

FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FORBEARANCE AGREEMENT AND FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of September 30, 2014, is among DUNE ENERGY, INC., a Delaware corporation (the “Borrower”); the Guarantors party hetero; certain of the lenders (the “Lenders”) party to the Credit Agreement referred to below; and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 25, 2012, that certain Second Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2013, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2013 and as further amended, supplemented, modified or restated, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower, the Administrative Agent and the Lenders party thereto are parties to a Borrowing Base letter agreement dated as of July 15, 2014 (the “Borrowing Base Letter Agreement”) which sets forth scheduled reductions of the Borrowing Base, culminating in a reduction to $37,500,000 on October 1, 2014 (such reduction, the “October 1 Reduction”).

C. The Borrower has informed the Administrative Agent that it has entered into that certain Agreement and Plan of Merger, dated as of September 17, 2014 (such agreement as in effect on the date hereof and together with all exhibits and schedules thereto, the “Merger Agreement”), among EOS Petro, Inc. (“EOS Parent”), a Nevada Corporation, Eos Merger Sub, Inc. (“EOS Merger Sub”), a Delaware corporation and the Borrower, pursuant to which (a) EOS Merger Sub has agreed to commence a tender offer to purchase all of the issued and outstanding shares of common stock of the Borrower and (b) EOS Parent and EOS Merger Sub will provide sufficient funds to pay in full and discharge all of the Borrower’s outstanding indebtedness (including, but not limited to, the Secured Obligations).

D. The Borrower has informed the Administrative Agent in a Compliance Certificate delivered by the Borrower on August 14, 2014 that it did not comply with the minimum ratio of Total Debt to EBITDAX requirement set forth in Section 9.01(a) and an Event of Default has occurred and is continuing under Section 10.01(d) with respect thereto (the “Total Debt to EBITDAX Covenant Default”).

E. The Borrower has informed the Administrative Agent that as of last day of the fiscal quarter ending September 30, 2014 it will be unable to comply with the minimum current ratio requirement set forth in Section 9.01(b) and an Event of Default will occur under Section 10.01(d) with respect thereto (the “Current Ratio Covenant Default” and, together with the Total Debt to EBITDAX Covenant Default, the “Subject Defaults”).

F. The Borrower has requested and the Lenders have agreed to (a) amend certain provisions of the Credit Agreement as set forth herein and (b) provide a limited forbearance for the Subject Defaults.

G. Now, therefore, to induce the Administrative Agent and the Lenders party hereto to enter into this Agreement and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Agreement. Unless otherwise indicated, all section references in this Agreement refer to sections of the Credit Agreement. For purposes of this Agreement, the following capitalized term shall have the following meaning:

“Forbearance Period” means the period commencing on the Effective Date and ending on the Business Day immediately following the earliest of (a) the Business Day immediately following the occurrence of any other Default or Event of Default (other than the Subject Defaults), (b) the consummation of the Merger Agreement in accordance with its terms, (c) (i) the termination of the Merger Agreement pursuant to Article VIII (or otherwise) thereof, (ii) abandonment by EOS Parent, EOS Merger Sub or the Borrower of the Merger Agreement or (iii) the determination in good faith by the Administrative Agent that (A) a condition in Article VII or Annex A (or otherwise) of the Merger Agreement to consummate the Merger Agreement in accordance with its terms and expected timeline has not or cannot be satisfied and/or (B) events giving rise to a termination right for the Borrower or EOS Parent, pursuant to Article VIII of the Merger Agreement, have occurred, (d) the occurrence of any modification, amendment or express waiver or consent to the Merger Agreement that is adverse to the interests of the Lenders, without the prior written consent of the Lenders and (e) December 31, 2014.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.02.

(a) Section 1.02 is hereby amended by amending and restating the defined term “Agreement” to read as follows:

“Agreement” means this Amended and Restated Credit Agreement, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 25, 2012, that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 3, 2013, that certain Third Amendment to Amended and Restated Credit Agreement, dated as of December 17, 2013 and that certain Forbearance Agreement and Fourth Amendment to Amended and Restated Credit Agreement, dated as of September 30, 2014, as the same may from time to time be amended, modified, supplemented or restated.

2.2 Amendment to Section 9.01

(a) Section 9.01 is hereby amended by inserting the following new clause (c) at the end thereto:

“(c) Ratio of Total Revolving Credit Exposures to EBITDAX. Beginning with the fiscal quarter ending September 30, 2014, the Borrower will not, as of the last day of any fiscal quarter, permit its ratio of total Revolving Credit Exposures (except any amount described in clause (a) of the definition of L/C Exposure) as of such day to EBITDAX for the most recent four consecutive fiscal quarters ending on such day to be greater than 2.5 to 1.0.”

Section 3. Borrowing Base.

(a) Notwithstanding anything to the contrary in the Borrowing Base Letter Agreement, the Administrative Agent and the Lenders party hereto agree to forego the October 1 Reduction and agree that the Borrowing Base shall be maintained at $40,000,000. Such Borrowing Base shall remain in effect until the Borrowing Base is otherwise redetermined or adjusted in accordance with Section 3(b) of this Agreement or as otherwise set forth in the Credit Agreement and may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d). This Agreement constitutes the New Borrowing Base Notice.

(b) Notwithstanding anything to the contrary in the Credit Agreement, each of the Borrower, the Administrative Agent, and each Lender hereby acknowledge and agree that the next redetermination of the Borrowing Base shall be an Interim Redetermination (attributable to neither the Borrower nor the Lenders) and the Interim Redetermination Date shall be January 1, 2015.

Section 4. Forbearance.

(a) The Borrower acknowledges and agrees that (i) it is in Default under the Credit Agreement as a result of the Total Debt to EBITDAX Covenant Default, (ii) it will be in Default under the Credit Agreement as a result of the Current Ratio Covenant Default and (iii) the Administrative Agent and the Lenders in accordance with, and subject to, the terms of the Credit Agreement and the other Loan Documents will have the right to accelerate the Loans outstanding and terminate the Commitments under the Credit Agreement and to make demands upon the Borrower and the Guarantors for the payment in full of the Secured Obligations for the Subject Defaults.

(b) During the Forbearance Period, in reliance upon the acknowledgments and agreements of the Borrower contained in this Agreement, and subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders agree to forbear from exercising any of their rights and remedies under the Loan Documents and any applicable law in respect of, or arising out of, the Subject Defaults.

(c) During the Forbearance Period, the Administrative Agent, the Issuing Bank, the Lenders and the Borrower agree that the Borrower may request a Borrowing pursuant to Section 2.03; provided that during the Forbearance Period, the amount which will be available for such Borrowing shall be limited to $1,000,000. The parties hereto further agree, that the obligation of each Lender to make a Loan on the occasion of any such Borrowing request, shall, be subject to the conditions set forth in Section 6.02 (except that, during the Forbearance Period only, Sections 6.02(a) and 6.02(c) shall permit an exception for the Subject Defaults.

(d) Upon the termination of the Forbearance Period, the agreement of the Administrative Agent and Lenders to forbear from exercising any of their rights and remedies under the Loan Documents and applicable law in respect of, or arising out of, the Subject Defaults shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be that the Administrative Agent and the Lenders may exercise any or all of their rights and remedies with respect to the Subject Defaults under the Loan Documents and applicable law immediately, including, but not limited to, the acceleration of the Loans and the termination of the Commitments in accordance with the terms of the Loan Documents and the taking of enforcement action against the Collateral (as defined in the applicable Security Instruments), in any case without any further notice, passage of time or forbearance of any kind except as otherwise expressly required by the terms of the Loan Documents. For the avoidance of doubt, nothing contained in this Agreement shall prejudice any rights or remedies that the Administrative Agent or any of the Lenders may have to exercise any rights and remedies during the Forbearance Period with respect to any Defaults or Event of Default (whether now existing or hereafter occurring) other than with respect to the Subject Defaults. For further avoidance of doubt, the Lenders party hereto hereby direct the Administrative Agent to act or not act, as the case may be, so as to carry out the terms and provisions hereof.

Section 5. Conditions Precedent. This Agreement shall become effective on the date (such date, the “Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

5.1 The Administrative Agent shall have received from the Lenders, the Administrative Agent, each Guarantor and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such Person.

5.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including to the extent invoiced, reimbursement obligations or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.3 No Default or Event of Default (except for the Subject Defaults) shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Agreement.

5.4 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Agreement to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this Agreement, shall remain in full force and effect following the effectiveness of this Agreement.

6.2 Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Agreement, (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Agreement:

(i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except (A) the representation and warranty in Section 7.07(c) and (B) those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, and

(ii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.3 Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Agreement by facsimile transmission or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.4 NO ORAL AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. SECTION 12.09 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

6.6 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Non-Waiver. Except as explicitly set forth in this Agreement, the execution, delivery, performance and effectiveness of this Agreement shall not operate nor be deemed to be nor construed as a waiver (a) of any right, power or remedy of the Administrative Agent or any of the Lenders under the Credit Agreement or any other Loan Document or (b) of any other term, provision, representation, warranty or covenant contained in the Credit Agreement, any other Loan Documents or any other instruments or documents executed in connection therewith. Further, none of the provisions of this Agreement shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit Agreement or any other Loan Document, as amended by this Agreement. Any existing Default or Event of Default (including, without limitation, the Subject Defaults), if any, shall continue and shall not be deemed waived or cured in any way by the execution of this Agreement.

6.9 RELEASE. IN CONSIDERATION OF THIS AGREEMENT AND, SUBJECT TO THE CONDITIONS STATED HEREIN, THE BORROWER HEREBY RELEASES, ACQUITS, FOREVER DISCHARGES, AND COVENANTS NOT TO SUE, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, ALONG WITH ALL OF THEIR BENEFICIARIES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, ADMINISTRATORS, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS (EACH INDIVIDUALLY, A “RELEASED PARTY” AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, LIABILITIES, SUITS, OFFSETS AGAINST THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS AND THE SECURED SWAP AGREEMENTS AND ACTIONS, CAUSES OF ACTION OR CLAIMS FOR RELIEF OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED BY BORROWER, WHICH BORROWER OR ANY SUBSIDIARY MAY HAVE OR WHICH MAY HEREAFTER ACCRUE RELATED TO ANY ACTIONS OR FACTS OCCURRING PRIOR TO THE DATE OF THIS AGREEMENT AGAINST ANY RELEASED PARTY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING ON OR PRIOR TO THE DATE OF THIS AGREEMENT, WHICH RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY THE CREDIT AGREEMENT, ANY NOTE, ANY SECURITY INSTRUMENT, ANY OTHER LOAN DOCUMENT, THE SECURED SWAP AGREEMENTS OR THE TRANSACTIONS EVIDENCED THEREBY, INCLUDING,

WITHOUT LIMITATION, ANY DISBURSEMENTS UNDER THE CREDIT AGREEMENT, ANY NOTES, THE NEGOTIATION OF ANY OF THE CREDIT AGREEMENT, THE NOTES, THE MORTGAGES OR THE OTHER LOAN DOCUMENTS, THE TERMS THEREOF, OR THE APPROVAL, ADMINISTRATION, ENFORCEMENT OR SERVICING THEREOF.

6.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.11 Loan Document. This Agreement is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BORROWER:	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	President & Chief Executive Officer

GUARANTORS:	DUNE OPERATING COMPANY

	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	President

DUNE PROPERTIES, INC.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

[Signature Page Dune – Forbearance Agreement and Fourth Amendment]

BANK OF MONTREAL, as Administrative Agent and a Lender

By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

[Signature Page Dune - Forbearance Agreement and Fourth Amendment]

CIT BANK, as a Lender

By:	/s/ John Feeley
Name: John Feeley
Title: Director

[Signature Page Dune - Forbearance Agreement and Fourth Amendment]